Westwood Holdings Group Reports Fourth Quarter and Full Year 2022 Results
Closed Strategic Acquisition of Salient Partners' Asset Management Business
Strong Investment Performance

Dallas, TX, February 15, 2023 – Westwood Holdings Group, Inc. (NYSE: WHG) today reported fourth quarter earnings. Significant items include:
▪We closed the acquisition of Salient Partners' asset management business on November 18, 2022.
•This transaction is expected to be highly accretive to earnings per share ("EPS"), adding about 100% of economic EPS accretion in 2023, the first full year following closing.
•Salient’s complementary, highly differentiated strategies across Energy Infrastructure, Real Estate, Tactical Absolute Return and Private Investments bring new products and talented investment professionals to grow and enhance our multi-asset, real assets and alternatives platforms.
•Westwood’s distribution capabilities expand significantly with the dynamic combination of two complementary teams, with very little client overlap, and uniquely successful histories of focusing on different distribution channels.
▪Numerous strategies beat their primary benchmarks, including SMidCap Value, SmallCap Value, AllCap Value, Select Equity, Dividend Select, Income Opportunity, Total Return, High Income and Alternative Income.
▪Quarterly peer rankings benefited from our strong investment performance as SmallCap Value achieved a top 15th percentile ranking, AllCap Value and Select Equity scored top 20th percentile rankings, and Dividend Select and Income Opportunity posted top third rankings.
▪We reported revenues totaling $20.5 million compared with $15.4 million in the third quarter and $19.4 million a year ago, and a net loss of $3.1 million compared with a net loss of $1.2 million in the third quarter and net income of $2.8 million in last year's fourth quarter. Fourth quarter 2022 results reflect pre-tax acquisition expenses of $5.3 million recorded during the fourth quarter.
▪Net loss totaled $4.6 million in 2022, including the impact of acquisition-related expenses, versus net income of $9.8 million for the previous year.
▪Non-GAAP Economic Earnings (Loss) of $(0.7) million, which also includes the impact of acquisition-related expenses, compared with $0.8 million in the third quarter and $4.7 million in the fourth quarter of 2021.
▪Westwood held $39.2 million in cash and short-term investments at December 31, 2022, down $34.8 million from September 30, 2022 due principally to the upfront cash payment for the Salient acquisition. Stockholders' equity totaled $110.6 million as of December 31, 2022 and we continue to have no debt.

▪We declared a cash dividend of $0.15 per common share, payable on April 3, 2023 to stockholders of record on March 1, 2023.
Brian Casey, Westwood’s CEO, commented, "We were very pleased with the 4th quarter’s investment results, with strong performances delivered across the firm’s suite of products. In November we were extremely pleased to close the acquisition of Salient Partners’ asset management business, which we firmly believe will prove to be one of the most impactful transactions in Westwood’s history. The benefits to stakeholders are many, including significant accretion to Economic Earnings starting this year and the arrival of great products in Energy Infrastructure, Real Estate, Tactical Absolute Return and Private Investments joining our line-up of investment strategies. We are also gaining an experienced team of talented investment professionals serving a diverse group of clients, a complementary distribution footprint with little overlap with Westwood’s existing distribution channels, and a very strong cultural fit that became even more apparent as we worked together to bring the deal to fruition. Following an interesting January for the markets, we are excited to see how the balance of the year plays out and anticipate continued improvements in our fee mix and flows."
Revenues of $20.5 million increased $1.1 million from 2021's fourth quarter principally due to higher average assets under management ("AUM"). Revenues rose $5.1 million versus the third quarter principally on higher average AUM and higher performance fees.
Firm wide assets under management and advisement totaled $16.1 billion at quarter end, which consisted of AUM of $14.8 billion and assets under advisement ("AUA") of $1.3 billion.
AUM of $14.8 billion at December 31, 2022 rose from $11.5 billion at September 30, 2022 principally due to $2.7 billion of AUM from the acquisition of Salient. AUA of $1.3 billion at December 31, 2022 rose from $0.3 billion in the prior quarter principally due to $0.9 billion of AUA acquired in the Salient transaction. For AUA, we provide model portfolios and related investment advice on a fee basis without having investment management authority.
Fourth quarter net loss of $3.1 million compared to the third quarter's loss of $1.2 million due to higher expenses, primarily related to the acquisition ($5.3 million), and unrealized depreciation on private investments, partially offset by higher revenues. Diluted EPS of $(0.40) compared to $(0.15) per share for the third quarter. Non-GAAP Economic Earnings (Loss) were $(0.7) million, or $(0.09) per share, compared to the third quarter's $0.8 million, or $0.10 per share.
Fourth quarter net loss of $3.1 million compared to last year's fourth quarter net income of $2.8 million on higher expenses, primarily related to the acquisition ($5.3 million), and unrealized depreciation on private investments, partially offset by higher revenues. Diluted EPS of $(0.40) compared with $0.36 per share for 2021's fourth quarter. Non-GAAP Economic Earnings (Loss) of $(0.7) million, or $(0.09) per share, compared to $4.7 million, or $0.59 per share, in the fourth quarter of 2021.
2022 net loss of $4.6 million compared to 2021's net income of $9.8 million on lower revenues, higher expenses primarily related to the acquisition ($7.1 million, $1.8 million of which was incurred in the first three quarters of 2022 and included in earnings), and higher realized gains on private investments in 2021. Diluted EPS was $(0.59) per share compared with $1.23 per share for 2021. Economic EPS of $0.45 compared with $2.20 in 2021.
Economic Earnings (Loss) and Economic EPS are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP numbers in the attached tables.
Westwood will host a conference call to discuss fourth quarter and fiscal year 2022 results and other business matters at 4:30 p.m. Eastern time today. To join the conference call, please register here:
https://register.vevent.com/register/BI62b7c3ccbeda480a8d66dcd292d70f52

After registering, you will be provided with a dial-in number containing a personalized PIN.
Webcast Link: : https://edge.media-server.com/mmc/p/2rnyqw4x
ABOUT WESTWOOD HOLDINGS GROUP
Westwood Holdings Group, Inc. is an investment management boutique and wealth management firm. Westwood offers high-conviction equity and outcome-oriented solutions to institutional investors, private wealth clients and financial intermediaries. The firm offers several distinct investment capabilities: U.S. Value Equity, Asset Allocation, Energy & Real Assets, Alternative Income, Tactical Absolute Return and Systematic Equity. Strategies are made available through separate accounts, the Westwood Funds® family of mutual funds and other pooled vehicles. Westwood benefits from significant, broad-based employee ownership and trades on the New York Stock Exchange under the symbol “WHG.” Based in Dallas, Westwood also maintains offices in Houston and San Francisco.
For more information on Westwood, please visit westwoodgroup.com.
Forward-looking Statements
Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as “anticipate,” “believe,” “expect,” “could,” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation:
the composition and market value of our AUM; our ability to maintain our fee structure in light of competitive fee pressures; our stockholder rights agreement may make it more difficult for others to obtain control over us, even if it would be beneficial to our stockholders; risks associated with actions of activist stockholders; distributions to our common stockholders have included and may in the future include a return of capital; inclusion of foreign company investments in our AUM; regulations adversely affecting the financial services industry; our ability to maintain effective cyber security; litigation risks; our ability to develop and market new investment strategies successfully; our reputation and our relationships with current and potential customers; our ability to attract and retain qualified personnel; our ability to perform operational tasks; our ability to select and oversee third-party vendors; our dependence on the operations and funds of our subsidiaries; our ability to maintain effective information systems; our ability to prevent misuse of assets and information in the possession of our employees and third-party vendors, which could damage our reputation and result in costly litigation and liability for our clients and us; our stock is thinly traded and may be subject to volatility; in addition to our stockholder rights agreement, our organizational documents contain provisions that may prevent or deter another group from paying a premium over the market price to our stockholders to acquire our stock; competition in the investment management industry; our ability to avoid termination of client agreements and the related investment redemptions; the significant concentration of our revenues in a small number of customers; our relationships with investment consulting firms; the impact of the COVID-19 pandemic; our ability to identify and execute on our strategic initiatives; our ability to declare and pay dividends; our ability to fund future capital requirements on favorable terms; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain an effective system of internal controls; and the other risks detailed from time to time in Westwood’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2021 and its quarterly report on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

SOURCE: Westwood Holdings Group, Inc.
(WHG-G)
CONTACT:
Westwood Holdings Group, Inc.
Terry Forbes
Chief Financial Officer and Treasurer
(214) 756-6900

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021
REVENUES:
Advisory fees:
Asset-based	$13,441	$10,474	$12,081
Performance-based	1,018	—	1,376
Trust fees	5,429	5,177	5,797
Trust performance-based	—	—	101
Other, net	568	(245)	36
Total revenues	20,456	15,406	19,391

EXPENSES:
Employee compensation and benefits	11,131	9,526	10,479
Sales and marketing	677	335	388
Westwood mutual funds	890	615	1,084
Information technology	2,104	2,170	1,971
Professional services	1,664	1,660	920
General and administrative	2,530	2,182	2,181
Acquisition expenses	5,271	—	—
Total expenses	24,267	16,488	17,023
Net operating income (loss)	(3,811)	(1,082)	2,368
Net change in unrealized appreciation (depreciation) on private investments	(984)	(249)	327
Investment income	173	104	306
Other income	309	206	212
Income (loss) before income taxes	(4,313)	(1,021)	3,213
Provision for income taxes	(1,185)	154	400
Net income (loss)	$(3,125)	$(1,175)	$2,813
Total comprehensive income (loss)	$(3,125)	$(1,175)	$2,813

Earnings per share:
Basic	$(0.40)	$(0.15)	$0.36
Diluted	$(0.40)	$(0.15)	$0.36

Weighted average shares outstanding:
Basic	7,775,545	7,794,060	7,842,867
Diluted	7,775,545	7,794,060	7,910,673

Economic Earnings (Loss)	$(738)	$800	$4,654
Economic EPS	$(0.09)	$0.10	$0.59

Dividends declared per share	$0.15	$0.15	$0.15

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share and share amounts)
(unaudited)

	Year Ended December 31,
	2022	2021
REVENUES:
Advisory fees:
Asset-based	$46,685	$45,927
Performance-based	1,018	3,335
Trust fees	21,686	24,030
Trust performance-based	—	101
Other, net	(708)	(339)
Total revenues	68,681	73,054

EXPENSES:
Employee compensation and benefits	40,124	42,532
Sales and marketing	2,003	1,280
Westwood mutual funds	2,201	2,657
Information technology	7,719	8,161
Professional services	5,357	4,391
General and administrative	9,057	8,074
Acquisition expenses	7,093	—
Total expenses	73,554	67,095
Net operating income (loss)	(4,873)	5,959
Realized gains on private investments	—	8,371
Net change in unrealized depreciation on private investments	(1,495)	(1,797)
Investment income	266	868
Other income	907	602
Income (loss) before income taxes	(5,195)	14,003
Provision for income taxes	(567)	4,240
Net income (loss)	$(4,628)	$9,763
Total comprehensive income (loss)	$(4,628)	$9,763

Earnings (loss) per share:
Basic	$(0.59)	$1.24
Diluted	$(0.59)	$1.23

Weighted average shares outstanding:
Basic	7,844,363	7,875,395
Diluted	7,844,363	7,927,972

Economic Earnings	$3,564	$17,458
Economic EPS	$0.45	$2.20

Dividends declared per share	$0.60	$2.95

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)
(unaudited)

	December 31, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$23,859	$15,206
Accounts receivable	13,652	11,152
Investments, at fair value	15,342	65,024
Income taxes receivable	446	233
Other current assets	4,739	2,246
Total current assets	58,038	93,861
Investments	4,455	4,455
Noncurrent investments at fair value	9,701	4,513
Goodwill	35,291	16,401
Deferred income taxes	1,762	848
Operating lease right-of-use assets	4,976	4,868
Intangible assets, net	29,352	11,911
Property and equipment, net of accumulated depreciation of $9,277 and $8,637	1,828	2,114
Other long-term assets	929	634
Total long-term assets	88,294	45,744
Total assets	$146,332	$139,605
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$5,486	$2,637
Dividends payable	1,745	1,800
Compensation and benefits payable	8,689	9,530
Operating lease liabilities	1,502	1,409
Income taxes payable	—	466
Total current liabilities	17,422	15,842
Accrued dividends	701	1,133
Contingent consideration	12,999	—
Noncurrent operating lease liabilities	4,562	4,724
Total long-term liabilities	18,262	5,857
Total liabilities	35,684	21,699
Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 11,058,937 and outstanding 8,881,831 shares at December 31, 2022; issued 10,658,644 and outstanding 8,253,491 shares at December 31, 2021	115	107
Additional paid-in capital	199,914	195,187
Treasury stock, at cost – 2,645,713 shares at December 31, 2022; 2,405,154 shares at December 31, 2021	(85,128)	(81,750)
Retained earnings (accumulated deficit)	(4,253)	4,362
Total stockholders’ equity	110,648	117,906
Total liabilities and stockholders’ equity	$146,332	$139,605

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year ended December 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$(4,628)	$9,763
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	687	750
Amortization of intangible assets	1,889	1,624
Net change in unrealized (appreciation) depreciation on investments	2,136	1,845
Realized gains on private investments	—	(8,371)
Stock-based compensation expense	6,001	5,835
Deferred income taxes	(931)	620
Gain on asset disposition	—	(148)
Non-cash lease expense	1,110	1,235
Changes in operating assets and liabilities:
Net (purchases) sales of investments – trading securities	48,977	4,513
Accounts receivable	72	(1,702)
Other current assets	(2,288)	189
Accounts payable and accrued liabilities	1,251	1,009
Compensation and benefits payable	(861)	2,042
Income taxes payable	(241)	1,750
Other liabilities	(1,304)	(1,569)
Net cash provided by operating activities	51,870	19,385
Cash flows from investing activities:
Acquistion, net of cash acquired	(33,804)	—
Sale of investments	—	9,258
Purchases of investments	—	(15)
Purchases of property and equipment	(320)	(178)
Proceeds on sale of property and equipment	—	501
Net cash provided by (used in) investing activities	(34,124)	9,566
Cash flows from financing activities:
Purchases of treasury stock	(2,851)	(2,990)
Restricted stock returned for payment of taxes	(622)	(884)
Cash dividends	(5,625)	(22,932)
Net cash used in financing activities	(9,098)	(26,806)
Effect of currency rate changes on cash	5	45
Net increase in cash and cash equivalents	8,653	2,190
Cash and cash equivalents, beginning of period	15,206	13,016
Cash and cash equivalents, end of period	$23,859	$15,206

Supplemental cash flow information:
Cash paid during the period for income taxes	$1,858	$1,858
Accrued dividends	$2,446	$2,933
Acquired contingent consideration	$12,999	$—

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Net Income (Loss) to Economic Earnings (Loss)
(in thousands, except per share and share amounts)
(unaudited)

As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic Earnings (Loss) and Economic EPS. We provide these measures in addition to, not as a substitute for, net income (loss) and earnings (loss) per share, which are reported on a GAAP basis. Our management and Board of Directors review Economic Earnings (Loss) and Economic EPS to evaluate our ongoing performance, allocate resources, and review our dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP net income (loss) or earnings (loss) per share, are useful for management and investors when evaluating our underlying operating and financial performance and our available resources. We do not advocate that investors consider these non-GAAP measures without also considering financial information prepared in accordance with GAAP.
We define Economic Earnings (Loss) as net income (loss) plus non-cash stock-based compensation expense, amortization of intangible assets and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic Earnings (Loss) because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. In addition, we do not adjust Economic Earnings (Loss) for tax deductions related to restricted stock expense or amortization of intangible assets. Economic EPS represents Economic Earnings (Loss) divided by diluted weighted average shares outstanding.

	Three Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021
Net Income (Loss)	$(3,125)	$(1,175)	$2,813
Stock-based compensation expense	1,591	1,509	1,375
Intangible amortization	671	407	406
Tax benefit from goodwill amortization	125	59	60
Economic Earnings (Loss)	$(738)	$800	$4,654

Earnings (loss) per share	$(0.40)	$(0.15)	$0.36
Stock-based compensation expense	0.19	0.19	0.17
Intangible amortization	0.09	0.05	0.05
Tax benefit from goodwill amortization	0.02	0.01	0.01
Economic EPS	$(0.09)	$0.10	$0.59
Diluted weighted average shares	7,775,545	7,794,060	7,910,673

	Year Ended December 31,
	2022	2021
Net Income (Loss)	$(4,628)	$9,763
Stock-based compensation expense	6,001	5,834
Intangible amortization	1,889	1,624
Tax benefit from goodwill amortization	302	237
Economic Earnings	$3,564	$17,458

Earnings (loss) per share	$(0.59)	$1.23
Stock-based compensation expense	0.77	0.74
Intangible amortization	0.24	0.20
Tax benefit from goodwill amortization	0.04	0.03
Economic EPS	$0.45	$2.20
Diluted weighted average shares	7,844,363	7,927,972